UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2023

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEC	The NASDAQ Stock Market, LLC

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

Effective May 5, 2023, Joseph R. Schmitz resigned as Chief Financial Officer, and Daniel Nelson has been appointed Accounting Manager and Principal Financial Officer.

Mr. Nelson, age 37, joined NVE in September 2022. From August 2021 to until joining NVE, he worked at RMH Tax & Business Advisors in Plymouth, Minn., and from May 2015 to July 2021 he was a Senior Accountant at Intelligere in Plymouth, Minn. He earned Bachelor’s and Master’s degrees in Accounting from the University of Liberia and started his career at Baker Tilly in Liberia.

Mr. Nelson has signed an agreement including non-competition, confidentiality, and assignment of invention provisions benefiting the Company. He will be eligible for performance-based compensation on meeting certain goals.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 5, 2023	NVE CORPORATION (Registrant) /s/ DANIEL A. BAKER Daniel A. Baker President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit #	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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